Exhibit 99.1

PRESS RELEASE

Contact:  Kevin M. Hackett

Ezenia! Inc.

Investor Relations

investorrelations@ezenia.com

EZENIA! INC. Announces 2008 Fourth Quarter and Annual Financial Results

Nashua, N.H., March 12, 2009 — Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of real-time collaboration solutions for corporate and government networks, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2008.

For the fourth quarter of 2008, the Company generated revenue of approximately $1.4 million, a 22.2% decrease from approximately $1.8 million for the fourth quarter of 2007.  The quarterly loss from operations was approximately ($872,000) or ($0.06) per share, as compared to approximately ($1.6) million in quarterly losses from operations, or ($0.11) per share, a year ago. Operating expenses declined to approximately $1.7 million from approximately $2.6 million for 2007, due to reduced headcount, the closing of the Colorado facility, and reduced legal and professional charges. Net quarterly loss was approximately ($884,000) or ($0.06) per share, as compared to a net  loss of approximately ($2.2) million, or ($0.15) per share, a year ago, which included an income tax expense of $711,000 related to an increase in the valuation allowance for deferred tax assets recorded in prior years.

For the year ended December 31, 2008, revenue was approximately $6.7 million, a 25.6% decrease from approximately $9.0 million for the year ended December 31, 2007.  The reported loss from operations in 2008 was approximately ($3.1) million or ($0.21) per share, as compared to loss from operations in 2007 of approximately ($4.4) million, or ($0.30) per share, which included a $1.4 million charge to reserve for an excess third party license purchase commitment. For 2008, the net annual loss was approximately ($3.1) million, or ($0.21) per share, compared to a net annual loss in 2007 of approximately ($4.5) million, or ($0.31) per share. Cash and cash equivalents at year end 2008 were approximately $6.8 million, a $2.6 million decrease from year end 2007.  Operating expenses declined to approximately $7.2 million from approximately $8.1 million for 2007, due to reduced headcount, the closing of the Colorado facility, and reduced legal and professional charges.

Management expects market conditions to remain uncertain into 2009; however, the recent reorganization and subsequent changes in the sales organization will increase the Company’s focus on the Department of Defense and intelligence agency opportunities while it continues its objective to diversify into the commercial sector.  In addition, we continue to work closely with our strategic resellers and system integrators to ensure we are well positioned for upcoming opportunities.  “Consolidation activities made during the course of 2008 will benefit Ezenia this year in terms of expense control,” noted Khoa Nguyen, Ezenia’s Chairman and Chief Executive Officer.  “Our primary objective is to return to profitability by growing the top line and continuing vigilance on expense control,” concluded Mr. Nguyen.

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About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and eGovernment. By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s Web site, http://www.ezenia.com.

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements which include statements regarding the Company’s business and financial outlook, product development, sales and marketing efforts, and long-term strategy involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Company’ Annual Report on Form 10-K for the year ended December 31, 2008, such as the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, uncertainty associated with the on-going bidding activities, rapid technological change and competition within the collaborative software market, its reliance on third-party technology, protection of its propriety technology, acceptance of IWS in the commercial market, retention of key employees, stock price volatility, customer acceptance of IWS and other new products, its history of liquidity concerns and operating losses, and other considerations that are discussed further in such report. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at http:// www.ezenia.com.

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$6,774	$9,395
Accounts receivable, less allowances of $28 at December 31, 2008 and $413 at December 31, 2007	771	2,479
Prepaid software licenses	1,125	1,417
Prepaid expenses and other current assets	186	292
Total current assets	8,856	13,583
Deposits	15	15
Prepaid licenses, net of current portion	—	169
Capitalized software, net	—	18
Equipment and improvements, net	243	380
Total assets	$9,114	$14,165

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$257	$497
Accrued expenses	1,674	1,885
Employee compensation and benefits	150	266
Accrued restructuring charges	287	215
Deferred revenue	1,326	3,512
Total current liabilities	3,694	6,375
Deferred revenue, net of current portion	—	17

Commitments and contingencies (Note 5)

Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 40,000,000 shares authorized; 15,417,754 issued and 14,658,217 outstanding in 2008; 15,360,629 issued and 14,601,092 outstanding in 2007	154	154
Capital in excess of par value	65,586	64,870
Accumulated deficit	(57,375)	(54,306)
Treasury stock; 759,537 shares at cost in 2008 and 2007	(2,945)	(2,945)
	5,420	7,773
Total liabilities and stockholders’ equity	$9,114	$14,165

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share related data)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenues
Product and service revenue	$1,390	$1,819	$6,683	$8,988

Cost of revenues
Cost of product and service revenue	542	824	2,575	5,315
Gross profit	848	995	4,108	3,673

Operating expenses
Research and development	486	681	2,084	2,361
Sales and marketing	366	582	2,024	2,021
General and administrative	660	897	2,408	2,802
Depreciation	17	59	182	191
Occupancy and other facilities related expenses	73	139	317	493
Restructuring charge	118	215	219	215
Total operating expenses	1,720	2,573	7,234	8,083

Loss from operations	(872)	(1,579)	(3,126)	(4,410)

Other income (expense)
Interest income	26	91	155	545
Other income (expense)	(38)	(2)	(98)	29
	(12)	89	57	574

Loss before income taxes	(884)	(1,490)	(3,069)	(3,836)
Provision for income taxes	—	(711)	-	(711)

Net loss	$(884)	$(2,201)	$(3,069)	$(4,547)

Basic and diluted net earnings (loss) per share:
Basic	$(0.06)	$(0.15)	$(0.21)	$(0.31)
Diluted	$(0.06)	$(0.15)	$(0.21)	$(0.31)